Exhibit 99(g)(2)


                               AB Bond Fund, Inc.
                          1345 Avenue of the Americas
                               New York, NY 10105




                                                                April 22, 2016

State Street Bank and Trust Company
Lafayette Corporate Center
2 Avenue de Lafayette
Boston, MA  02111
Attention:  Guthrie Falzone, Vice President

      Re:  AB Bond Fund, Inc. (the "Fund")
           -------------------------------

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as AB Income Fund (the "Portfolio").

In accordance with Section 18.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of August 3, 2009 by and among each management investment company party thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that your bank act as Custodian for the aforementioned Portfolio under the terms of the aforementioned contract. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 18.7 of the aforementioned contract.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.



                                          Sincerely,

                                          AB Bond Fund, Inc.
                                             on behalf of:

                                          AB Income Fund


                                          By /s/ Nancy E. Hay
                                             -----------------------------------
                                            Name:   Nancy E. Hay
                                            Title:  Assistant Secretary, Duly
                                                    Authorized



Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:    ________________________________
Name:  ________________________________
Title: ________________________________

Effective Date:  April 22, 2016